Exhibit 14.1

                                   ETHICS CODE
                   GENESIS BIOVENTURES, INC., (THE "COMPANY")

                    FOR CHIEF EXECUTIVE OFFICER ("OFFICERS")
                                  AND ALL OTHER
          SENIOR OFFICERS AND EXECUTIVES OF THE COMPANY ("EXECUTIVES")

                             ADOPTED: APRIL 13, 2004


     The Chief Executive Officer ("CEO") and all other senior officers and executives of the company (collectively "Executives") shall serve the company subject to the following specific ethical obligations:

     1. The CEO and all Executives shall endeavor to comply, and to cause the Company to comply, with all applicable governmental laws, rules and regulations impacting on the Company's business and operations.

     2. The CEO and all Executives shall endeavor to act fairly, honestly, and forthrightly towards each other, other employees of the Company, customers of and vendors to the Company, and the shareholders.

     3. The CEO and all Executives shall not engage in personal or professional relationships with each other, other employees of the Company, customers of or vendors to the Company which are in conflict with the obligations of the Company to such persons, or which may create the appearance of a conflict of interests.

     4. All Executives shall promptly bring to the attention of the CEO, and the CEO shall promptly bring to the attention of the Board of Directors, the Audit Committee or any other appropriate Committee of the Board any information concerning any (a) unethical behavior or dishonest or illegal acts involving any management or other employee who has a significant role in the Company's financial reporting, disclosures or internal controls or which (b) constitutes a violation of this Code of Ethics, including any actual or apparent conflicts of interest between the individual's personal and corporate relationships.

     5. All Executives shall promptly bring to the attention of the CEO and the CEO shall promptly bring to the attention of the Board of Directors, the Audit Committee or any other appropriate Committee of the Board any information


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concerning any material violation of the Securities Laws or other laws, rules or regulations applicable to the Company and the operation of its business, by the Company or any employee or agent thereof.

     6. The CEO and other Executives will promote full, fair, accurate, and timely disclosure in all reports and other documents the Company files with, or furnishes or submits, to the Securities and Exchange Commission.

     7. All Executives shall promptly bring to the attention of the CEO, and the CEO shall promptly bring to the attention of the Board of Directors, the Audit Committee or any other appropriate Committee of the Board, any material information of which she or he may become aware which impugns or suggests the unreliability of the truth and honesty of the disclosures made by the Company in its public filings, or other publicly released statements.

     8. All Executives shall promptly bring to the attention of the CEO, and the CEO shall promptly bring to the attention of the Board of Directors, the Audit Committee or any other appropriate Committee of the Board any information concerning (a) significant deficiencies in the design or operation of internal controls which could adversely affect the Company's ability to record, process, summarize and report financial data or (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's financial reporting, disclosures or internal controls.

     9. The Audit Committee shall determine, or designate appropriate persons to inquire into, investigate and take appropriate action in the event of any report made to it in accordance with this Code. Any such appropriate action shall be reasonably designed to deter wrongdoing and to promote accountability to this Code of Ethics.



                                   /s/ E.  Greg  McCartney
                                   ---------------------------
                                   E.  Greg  McCartney
                                   Genesis  Bioventures,  Inc.
                                   President


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